                                                                   EXHIBIT 99.1

- -------------------------------------------------------------------------------

                                     PROXY

PANHANDLE EASTERN CORPORATION                                      PLEASE MARK
P O Box 1642 Houston, Texas 77251-1642                             VOTE OR /X/

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
          SPECIAL MEETING OF STOCKHOLDERS ON DECEMBER   , 1994. THE BOARD OF
          DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1 BELOW.

          As evidenced by the signature(s) on the reverse side hereof, the undersigned hereby appoints James B. Hipple, Carl B. King and Robert W. Reed, and any one of them, as Proxies, each with full power of substitution, to represent and vote all shares of the Common Stock of Panhandle Eastern Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the J.W. Marriott Hotel, 5150 Westheimer, Houston, Texas, on December , 1994, at 10:00 A.M., and at any adjournments thereof, with all power the undersigned would possess if personally present. This card also provides voting instructions for shares, if any, held in the Company's Dividend Reinvestment and Stock Purchase Plan and, if applicable, shares held in the various employee benefit plans.

ITEM 1--APPROVAL OF THE ISSUANCE AND RESERVATION FOR ISSUANCE BY PANHANDLE EASTERN CORPORATION OF UP TO 30,417,478 SHARES OF ITS COMMON STOCK PURSUANT TO AN AGREEMENT AND PLAN OF MERGER DATED AS OF OCTOBER 9, 1994, AMONG PANHANDLE EASTERN CORPORATION, PANHANDLE ACQUISITION TWO, INC. AND ASSOCIATED NATURAL GAS CORPORATION.

                         FOR        AGAINST      ABSTAIN
                         / /          / /          / /

ITEM 2--ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

- --------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

      THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED WILL BE VOTED "FOR" ITEM 1.

                                    Dated                         , 1994



                                    --------------------------------------------
                                            SIGNATURE(S) OF STOCKHOLDER(S)

                                    --------------------------------------------
                                            SIGNATURE(S) OF STOCKHOLDER(S)

                                    When signing as attorney, executor,
                                    administrator, trustee, or guardian, or in other representative capacities, please give your full title as such. A Proxy for shares held in joint ownership should be signed by EACH owner. If account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give title.

      PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE, MARK ANY ADDRESS CORRECTION, DATE, AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

- --------------------------------------------------------------------------------